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                                                                 Exhibit 10.21.1

                        COMMUTATION AND RELEASE AGREEMENT

This Commutation and Release Agreement (the "Agreement") effective the 1st day of July, 2005, by and between Capitol Indemnity Corporation ("CIC"), an insurance company organized and existing under the laws of the State of Wisconsin, and Darwin National Assurance Company ("DNA"), an insurance company organized and existing under the laws of the State of Delaware.

                                   WITNESSETH:

          WHEREAS, effective July 1, 2004 CIC and DNA entered into a reinsurance agreement in the form attached hereto as Exhibit A (the "Reinsurance Agreement");

          WHEREAS, CIC and DNA mutually desire to fully and finally settle and commute all past, present and future rights, liabilities, privileges, duties and obligations under the policies ceded in connection with the Reinsurance Agreement attached hereto as Exhibit A(the "Policies") and to fully and forever release and discharge one another from any and all of their obligations and liabilities under the Policies; and

          WHEREAS, DNA and CIC agree that it is in each of their best interests to enter into this Agreement and to fully and finally release the other party from the rights, liabilities, privileges, duties and obligations under the Reinsurance Agreement.

          NOW THEREFORE, in consideration of the foregoing premises and the promises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties hereby do mutually agree as follows:

                                   ARTICLE 1

1. Within fifteen (15) business days of the effective date of this Agreement, CIC shall remit to DNA a sum equal to the June 30, 2005 GAP book value of the loss and loss adjustment expense reserves assumed from DNA and unearned premium assumed from DNA, less any deferred acquisition expense related to the unearned premium.

2. DNA shall accept the sum set forth above in full and final settlement of any and all amounts due to DNA by CIC under the Reinsurance Agreement. DNA and CIC may, upon mutual agreement, offset amounts due under this Agreement against other amounts due between the parties.

3. Upon receipt of the stun noted above, DNA will assume, effective as of July 1, 2005, all existing and future rights, liabilities, duties and obligations with respect to the Policies. It is the express intention of the Parties hereto that CIC shall have no further rights, liabilities, duties or obligations with respect to the Policies and/or the Reinsurance Agreement, except as set forth in this Agreement.

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4.   DNA hereby releases and discharges CIC, its officers, directors and shareholders and their heirs, executors, administrators, successors and assigns from any and all liabilities, adjustments, obligations, offsets, actions, causes of actions, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, all whether known or unknown, which DNA and DNA's successors and permitted assigns ever had, now have, or hereafter may have against CIC arising out of or in connection with the Policies and/or the Reinsurance Agreement, provided, however, that this Release does not discharge CIC from the obligations that have been undertaken by CIC pursuant to the terms of this Agreement.

5. CIC hereby releases and discharges DNA, its officers, directors and shareholders and their heirs, executors, administrators, successors and assigns from any and all liabilities, adjustments, obligations, offsets, actions, causes of actions, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, all whether known or unknown, which CIC and CIC's successors and assigns ever had, now have, or hereafter may have against DNA arising out of or in connection with the Policies and/or the Reinsurance Agreement, provided, however, that this Release does not discharge DNA from the obligations that have been undertaken by DNA pursuant to the terms of this Agreement.

6. DNA shall indemnify, defend and hold harmless CIC in respect of any and all claims, whether by way of direct action or otherwise, made by DNA's successors and permitted assigns, regulators and other government entities, insurers and reinsurers with respect to this Agreement, the Reinsurance Agreement and/or the Policies.

7. DNA shall, on or after the effective date of this Agreement, indemnify, defend and hold harmless CIC in respect of the claims released hereunder, including all claims, whether by way of direct action or otherwise, made by
     (a) any person claiming to be insured under the Policies; (b) any person who has made, will or can make a claim under the Policies and (c) any Person who had acquired or been assigned the right to make a claim under the Policies.

8. DNA shall have the right to control the defense (including the right to select counsel) of any claim for which CIC is entitled to and is seeking a defense from DNA pursuant to Sections 6 and 7 of this Agreement. Counsel selected to defend CIC may be the same counsel defending DNA unless representation of both DNA and CIC creates a non-waivable conflict of interest. In the event of a non-waivable conflict, CIC shall have the right to select counsel to defend CIC, at DNA expense, subject to approval by DNA, such approval not to be unreasonably withheld. DNA agrees to waive any conflicts of interest (other than non-waivable conflicts of interest) that might otherwise preclude counsel selected by CIC from representing CIC; provided that such counsel agree to protect any confidential


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     information that is obtained from DNA in connection with providing the defense specified herein.

9. Each of the Parties hereto represents and warrants that (a) it is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of domicile and, is duly licensed under the insurance laws of its state of domicile and is in compliance with the terms of its licensure; (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement; (c) it has taken all corporate or other action necessary to authorize the execution, delivery and performance by it of this Agreement; (d) it has not assigned any of its rights or obligations under the Policies; (c) any authorizations, consents or approvals of any governmental or regulatory entity or authority required to make this Agreement valid and binding upon it have been obtained; (f) it has entered into (this Agreement based upon its own independent assessment of its rights and obligations under the Policies and/or the Reinsurance Agreement which assessment is not based upon any representations made by the other party to this Agreement; and (g) this Agreement constitutes and will constitute its legal, valid and binding obligation enforceable against it in accordance with the terms of this Agreement.

10. This Agreement shall not be assigned by any party to any third party without the consent of the other party, such consent not to be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective predecessors, successors, liquidators, receivers and permitted assigns any rights, remedies, obligations, or liabilities under or by any reason of this Agreement.

11. This Agreement and the Exhibits attached hereto, which are incorporated by reference, shall constitute the entire Agreement between the Parties to this Agreement pertaining to the subject matter thereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral between them with respect to the matters that are the subject matter thereof. This Agreement may not be amended, changed, modified or terminated except by written amendment executed by each of the Parties hereto. No waiver of any provision of this Agreement shall be deemed a waiver of any terms or part thereof, nor shall such waiver constitute a continuing waiver.

12. DNA and CIC irrevocably submit to the jurisdiction of a court of competent jurisdiction within the State of Wisconsin, in the event of any action, suit or proceeding arising out of this Agreement. If any provisions of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance or the validity or enforceability of this Agreement.

13. Subject to requirements of applicable law, the existence of this Agreement, and the terms hereof, shall remain confidential. Neither the Parties hereto nor their


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     respective attorneys, auditors or agents, shall disclose or disseminate in any way, except as required by legal or regulatory compulsion, the terms of this Agreement. In the event disclosure is made to third parties not expressly agreed upon in this Agreement, the disclosing party shall take all reasonable steps to preserve the confidentiality of such information, including giving prior written notice to the other parties, specifying the information to be disclosed, the manner of disclosure, and to whom disclosure is to be made and obtaining the prior written consent to the other parties for such disclosure. Each Party agrees to make a reasonable effort to obtain a written agreement to be bound by this confidentiality provision from any third party not expressly agreed to above to whom disclosure is made.

14. This Agreement shall be construed, and the obligations, rights and remedies of the Parties hereunder shall he determined in accordance with the laws of the State of Wisconsin without regard to conflict of laws principles or the application of the laws of any other jurisdiction.

15. Executed copies of this Agreement may be transmitted by facsimile, but whenever notice is required under this Agreement, it shall only be effective upon receipt when in writing, delivered by hand or sent by internationally recognized overnight courier service requiring proof of delivery and addressed:

     If to CIC

     Chief Financial Officer
     Capitol Insurance Companies
     4610 University Avenue
     P.O. Box 5900
     Madison, WI 53705-0900
     Fax: 608-231-2053

     With copies to:

     General Counsel
     Capitol Insurance Companies
     4610 University Avenue
     P.O. Box 5900
     Madison, WI 53705-0900
     Fax: 608-231-2053

     If to DNA:

     Chief Financial Officer
     Darwin National Assurance Company
     9 Farm Springs Road
     Farmington, CT 06032
     Fax: 860-284-1301


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     With copies to:

     General Counsel
     Darwin National Assurance Company
     9 Farm Springs Road
     Farmington, CT 06032
     Fax: 860-284-1950

19. This Agreement may be executed and delivered in multiple counterparts by CIC and DNA hereto, each of which when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same Agreement.

          IN WITNESS WHEREOF, CIC and DNA have hereunto caused this Agreement to be duly executed and delivered by their respectful officers, all as of the date first written above.

                                        CAPITOL INDEMNITY CORPORATION


September 1, 2005                       By: /s/ David F. Pauly
-------------------------------------       ------------------------------------
Date                                    Name: David F. Pauly
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        DARWIN NATIONAL ASSURANCE COMPANY


August 31, 2005                         By: /s/ John L. Sennott, Jr.
-------------------------------------       ------------------------------------
Date                                    Name: John L. Sennott, Jr.
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------


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